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                                                                    Exhibit 23.1


               CONSENT OF PRICEWATERHOUSECOOPERS LLP

                  We hereby consent to the inclusion in this Registration Statement on Form S-4 of Firstar Corporation of our report dated June 21, 1999 relating to the consolidated financial statements of Firstar Corporation and subsidiaries, which appears in Exhibit 99.9 to such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                         /s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 21, 1999